UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 13, 2020
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Nuverra Environmental Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6720 N. Scottsdale Road, Suite 190, Scottsdale, AZ 85253
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (602) 903-7802
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	NES	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to First Lien Credit Agreement

On July 13, 2020, Nuverra Environmental Solutions, Inc. (“Nuverra” or the “Company”), entered into a Third Amendment to Credit Agreement (the “Third Amendment to First Lien Credit Agreement”) with the lenders party thereto (the “First Lien Loan Lenders”) and ACF FinCo I LP, as administrative agent (the “First Lien Agent”), which further amends the Company’s First Lien Credit Agreement, dated August 7, 2017 (as amended, the “First Lien Credit Agreement”), by and among the First Lien Loan Lenders, the First Lien Agent, and the Company. The Third Amendment to First Lien Credit Agreement amends the First Lien Credit Agreement to extend the maturity date of the First Lien Credit Agreement from February 7, 2021 to May 15, 2022. In connection with the Third Amendment to First Lien Credit Amendment, the Company repaid $2.5 million of the outstanding principal amount of the term loans under the First Lien Credit Agreement on July 13, 2020.

In addition, among other terms and conditions, the Third Amendment to First Lien Credit Agreement amends the First Lien Credit Agreement to: (i) defer measurement of the fixed charge coverage ratio ("FCCR") covenant until the second quarter of 2021 and set the minimum FCCR at 0.70 to 1.00 for such quarter and at 1.00 to 1.00 thereafter, (ii) add a monthly minimum liquidity covenant that requires the Company to maintain minimum liquidity amounts as follows: $8,000,000 through July 31, 2020, $5,500,000 through August 30, 2020, $5,000,000 through November 30, 2020 and $4,000,000 on and after December 1, 2020, (iii) set the maximum capital expenditures covenant for 2020 and 2021 at $6,000,000 and $7,500,000, respectively, (iv) prohibit draws on the revolving facility until the FCCR is 1.00 to 1.00, and (v) require the Company to engage a financial advisor on or prior to December 31, 2020. In connection with the Third Amendment to First Lien Credit Agreement, the Company agreed to pay the Lenders an amendment fee of $375,000 on close of the Third Amendment to First Lien Credit Agreement, $50,000 per quarter for the next five quarters thereafter and $125,000 on the maturity date of the First Lien Credit Agreement. The amendment fee is subject to reduction by $200,000 if the First Lien Credit Agreement is repaid in full within 75 days following July 6, 2020.

The foregoing description of the Third Amendment to First Lien Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 10.1 to this Form 8-K and incorporated by reference.

Amendment to Second Lien Credit Agreement

On July 13, 2020, Nuverra entered into a Second Amendment to Credit Agreement (the “Second Amendment to Second Lien Credit Agreement”) with the lenders party thereto (the “Second Lien Loan Lenders”) and Wilmington Savings Fund Society, FSB, as administrative agent (the “Second Lien Agent”), which further amends the Company’s Second Lien Term Loan Credit Agreement, dated August 7, 2017 (as amended, the “Second Lien Credit Agreement”), by and among the Second Lien Loan Lenders, the Second Lien Agent and the Company. The Second Amendment to Second Lien Credit Agreement amends the Second Lien Credit Agreement to extend the maturity date of the Second Lien Credit Agreement from October 7, 2021 to November 15, 2022.

In addition, among other terms and conditions, the Second Amendment to Second Lien Credit Agreement amends the Second Lien Credit Agreement to: (i) defer measurement of the FCCR covenant until the second quarter of 2021 and set the minimum FCCR at 0.60 to 1.00 for such quarter and at 0.85 to 1.00 thereafter, (ii) add a monthly minimum liquidity covenant that requires the Company to maintain minimum liquidity amounts as follows: $6,800,000 through July 31, 2020, $4,675,000 through August 30, 2020, $4,250,000 through November 30, 2020 and $3,400,000 on and after December 1, 2020, (iii) set the maximum capital expenditures covenant for 2020 and 2021 at $7,058,823 and $8,823,529, respectively, and (iv) require the Company to engage a financial advisor on or prior to December 31, 2020.

The foregoing description of the Second Amendment to Second Lien Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.2 to this Form 8-K and incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

10.1	Third Amendment to Credit Agreement, dated July 13, 2020, by and among ACF FinCo I LP, the lenders party thereto, the Company, and the other loan parties thereto

10.2	Second Amendment to Credit Agreement, dated July 13, 2020, by and among Wilmington Savings Fund Society, FSB, the lenders party thereto, and the Company

EXHIBIT INDEX

Exhibit Number	Description

10.1	Third Amendment to Credit Agreement, dated July 13, 2020, by and among ACF FinCo I LP, the lenders party thereto, the Company, and the other loan parties thereto

10.2	Second Amendment to Credit Agreement, dated July 13, 2020, by and among Wilmington Savings Fund Society, FSB, the lenders party thereto, and the Company

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: July 17, 2020	By:	/s/ Joseph M. Crabb
	Name:	Joseph M. Crabb
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary